Exhibit 10.1

MINING ACQUISITION AGREEMENT

THIS  is dated for reference October  31, 2008.

BETWEEN:

SUNERGY INC., a company having an address at 8711 E. Paraiso Dr. Scottsdale, AZ  85255

( “Purchaser”)

AND:

GENERAL METALS CORPORATION, a company having an address at 615 Sierra Rose Drive, Suite 1, Reno NV , 89511

( “Vendor”)

A.

The Vendor is the registered beneficial owner of an undivided one hundred percent (100%) interest in and to those certain mineral interests which are more particularly described in Schedule "A" attached hereto (the “Property”); and

B.

The Vendor wishes to sell to the Purchaser an undivided one hundred percent (100%) interest in and to the Property and any deposits of minerals on the Property, and the Purchaser wishes to acquire the same on the terms and subject to the conditions as are more particularly set forth herein.

THEREFORE in consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

For the purposes of this Agreement:

(a)

"Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

(b)

"Effective Date" means, October  31, 2008;

(c)

"Net Smelter Return" shall mean the gross proceeds received by the Purchaser in any year from the sale of Product from the mining operation on the Property, less successively:

(i)

the cost of transportation of such Product to a smelter or other place of treatment, and

(ii)

smelter and treatment charges;

(d)

"Ore" shall mean any minerals of commercial economic value mined from the Property;

(e)

"Payment" means the payments contemplated in paragraph ;

(f)

"Product" shall mean Ore mined from the Property and any concentrates or other materials or products derived therefrom, but if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

(g)

"Property" means properties in Ghana, more particularly described in Schedule "A" of this Agreement;

(h)

"Property Rights" means all licences, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties, either before or after the date of this Agreement, and necessary for the development of the Property or for the purpose of placing the Property into production or of continuing production on the Property; and

(i)

"Shares" means fully paid and non-assessable common shares in the capital of the Purchaser, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

1.2

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

"this Agreement" means this mining acquisition agreement and all Schedules attached hereto;

(b)

any reference in this Agreement to a designated "Section", "Schedule", "paragraph" or other subdivision refers to the designated section, schedule, paragraph or other subdivision of this Agreement;

(c)

the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

(d)

any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(e)

any reference to "party" or "parties" means the Vendor, the Purchaser, or both, as the context requires;

(f)

the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(g)

all references to currency refer to United States dollars.

1.3

The following are the Schedules to this Agreement, and are incorporated into this Agreement by reference:

Schedule "A":

Property-Legal Description and Location

2.

REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE PURCHASER

2.1

The Vendor represents and warrants to the Purchaser that:

(a)

the Vendor is the beneficial owner of it’s interest in the Property and the Vendor has the full right, power, capacity and authority to enter into, execute and deliver this Agreement;

(b)

the Property is free and clear of, and from, all liens, charges and encumbrances with all assessment work therein having been duly completed through the year ended December 31, 2008;

(c)

the Vendor holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership and operation of its business and the ownership of the Property;

(d)

the Property has been properly staked, located and recorded pursuant to the applicable laws and regulations of Ghana and all mining claims comprising the Property are in good standing;

(e)

there are no outstanding agreements or options to acquire the Property or any portion thereof, and no person, firm or corporation has any proprietary or possessor interest in the Property;

(f)

to the best of the Vendor's knowledge, there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, and the Vendor has not received any notice of the same and is not aware of any basis on which any such orders or direction could be made;

(g)

there is no adverse claim or challenge against or to the ownership of or title to any part of the Property and, to the best of the Vendor’s knowledge there is no basis for such adverse claim or challenge which may affect the Property;

(h)

the consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Vendor, under its constating documents, any contract, agreement, indenture or other instrument to which the Vendor is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

(i)

there are no actual or pending proceedings for, and the Vendor is unaware of any basis for, the institution of any proceedings leading to the placing of the Vendor in bankruptcy or subject to any other laws governing the affairs of insolvent parties and the Property does not represent all or substantially all of the Vendor’s corporate undertaking;

(j)

reclamation and rehabilitation of those parts of the Property which have been previously worked have been properly completed in compliance with all applicable laws;

(k)

the Vendor has advised the Purchaser of all of the material information relating to the mineral potential of the Property of which it has knowledge; and

(l)

there are no mine workings or waste dumps or mine tailings on the property.

2.2

The representations and warranties contained in paragraph  are provided for the exclusive benefit of the Purchaser, and a breach of any one or more representations or warranties may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph  will survive the execution and delivery of this Agreement.

2.3

The Purchaser represents and warrants to the Vendor that:

(a)

the Purchaser is a valid and subsisting corporation duly incorporated and in good standing under the laws of the State of Nevada;

(b)

the Purchaser has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms;

(c)

the consummation of this Agreement will not conflict with nor result in any breach of its constating documents or any covenants or agreements contained in or constitute a default under any agreement or other instrument whatever to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser may be subject; and

(d)

no proceedings are pending for, and the Purchaser is unaware of any basis for, the institution of any proceedings leading to the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent parties.

2.4

The representations and warranties contained in paragraph 2.3 are provided for the exclusive benefit of the Vendor, and a breach of any one or more representations or warranties may be waived by the Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph  will survive the execution and delivery of this Agreement.

2.5

The Vendor and the Purchaser acknowledge that the Vendor will maintain control of the Property, subject to this Agreement, and subject to all appropriate local and national governmental approvals and environmental considerations.

3.

PURCHASE

3.1

The Vendor hereby sells to the Purchaser a one hundred percent (100%) undivided interest in and to the Property and all minerals on the Property, free and clear of all claims, taxes, liens or encumbrances, on the terms and conditions set out herein.

3.2

The consideration payable by the Purchaser to the Vendor pursuant to this Agreement shall be for the aggregate consideration of $1,000,000 consisting of the following:

(a)

$500,000, which shall be payable as follows:

(i)

$50,000 which is to be provided within 5 days of the Effective Date,

(ii)

 $200,000 which is to be provided by December 31, 2008, and

(iii)

and the balance of $250,000 which is to be provided by April 30, 2009; and

(b)

2,000,000 restricted Shares of common stock of the Purchaser, at a deemed value of $0.25 per Share.

3.3

If the Purchaser identifies any material defect in the Vendor’s title to the Property, the Purchaser shall give the Vendor notice of such defect.  If the defect has not been cured within 60 days of receipt of such notice, the Purchaser shall be entitled to take such curative action as is reasonably necessary, and shall be entitled to deduct the costs and expenses incurred in taking such action from Payments then otherwise due or accruing due to the Vendor.  If there are no such Payments, the Purchaser shall be entitled to a refund in the amount of said costs and expenses.

3.4

If any third party asserts any right or claim to the Property or to any amounts payable to the Vendor, the Purchaser may deposit any amounts otherwise due to the Vendor in escrow with a suitable agent until the validity of such right or claim has been finally resolved.  If the Purchaser deposits said amounts in escrow, the Purchaser shall be deemed not in default under this Agreement for failure to pay such amounts to the Vendor.

4.

ROYALTY AND PROPERTY EXPENDITURES

4.1

In regards to the Property, the Vendor shall retain a 5% Net Smelter Return on such Property.

5.

PROPERTY EXPLORATION AND MAINTENANCE

5.1

The Purchaser shall be the operator in connection with the Property.

5.2

The Purchaser agrees that when acting as operator it will submit reports of its exploration activities on the Property to the appropriate government or regulatory authorities as may be required to maintain the Property in good standing and will further provide copies of such information to the Vendor.

6.

RIGHT OF ENTRY

6.1

The Purchaser and its employees, agents, directors, officers and independent contractors will have the exclusive right in respect of the Property to:

(a)

enter the Property without disturbance;

(b)

do such prospecting, exploration, development and/or other mining work on and under the Property to carry out exploration expenditures as the Purchaser may determine necessary or desirable;

(c)

bring and erect upon the Property such buildings, plant, machinery and equipment as the Purchaser may deem necessary or desirable in its sole discretion; and

(d)

remove from the Property all metals and minerals derived from its operations on the Property as may be deemed necessary by the Purchaser for testing.

7.

RECORDING OF AGREEMENT

7.1

The Vendor and the Purchaser will execute and deliver such additional documentation as legal counsel for the Vendor and the Purchaser determine is necessary in order to duly register and record in the appropriate registration and recording offices notice that the Vendor’s interest in and to the Property is subject to and bound by the terms of this Agreement.

8.

CONDITIONS PRECEDENT

8.1

The obligation of the Purchaser to consummate the transactions contemplated under this Agreement is subject to the Purchaser being satisfied with the title to the Property held by the Vendor which is for the Purchaser’s sole benefit and may be waived in writing by the Purchaser.

9.

JOINT OBLIGATIONS

9.1

Unless this Agreement is terminated in accordance with paragraph , the parties covenant and agree with each other that they will co-operate in good faith to:

(a)

maintain the Property in good standing by doing and filing all assessment work or making payments in lieu thereof and by performing all other acts which may be necessary in order to keep the Property in good standing and free and clear of all liens and other charges arising from or out of the Purchaser's activities on the Property;

(b)

do all work on the Property in accordance with sound mining, exploration and engineering practices and in compliance with all applicable laws, bylaws, regulations, orders, and lawful requirements of any governmental or regulatory authority and comply with all laws governing the possession of the Property, including, without limitation, those governing safety, pollution and environmental matters; and,

(c)

maintain true and correct books, accounts and records of operations thereunder, such records to be open at all reasonable times upon reasonable notice for inspection by the other party or its duly authorized representative.

10.

RIGHTS AND OBLIGATIONS AFTER TERMINATION

10.1

If this Agreement terminates pursuant to the provisions of paragraph , then the Purchaser will deliver a deed of quit claim or other appropriate instrument to the Vendor in recordable form whereby the Purchaser will acknowledge and agree that it has no interest either legal or equitable in and to the Property.

11.

FORCE MAJEURE

11.1

If either party is at any time during the Payment Period is prevented or delayed in complying with any of the provisions of this Agreement (the "Affected Party") by reason of strikes, lockouts, land claims and blockages, NGO activities, forest or highway closures, earthquakes, subsidence, general collapse or landslides, interference or the inability to secure on reasonable terms any private or public permits or authorizations, labour, power or fuel shortages, fires, wars, acts of God, civil disturbances, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the reasonable control of the Affected Party whether or not foreseeable (provided that lack of sufficient funds to carry out exploration on the Property will be deemed not to be beyond the reasonable control of the Affected Party), then the time limited for the performance by the Affected Party of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay.  Nothing in this paragraph  or this Agreement will relieve either Party from its obligation to maintain the claims comprising the Property in good standing and to comply with all applicable laws and regulations including, without limitation, those governing safety, pollution and environmental matters.

11.2

The Affected Party will promptly give notice to the other party of each event of force majeure under paragraph  within 7 days of such event commencing and upon cessation of such event will furnish the other party with written notice to that effect together with particulars of the number of days by which the time for performing the obligations of the Affected Party under this Agreement has been extended by virtue of such event of force majeure and all preceding events of force majeure.

12.

CONFIDENTIAL INFORMATION

12.1

The terms of this Agreement and all information obtained in connection with the performance of this Agreement will be the exclusive property of the parties hereto and except as provided in paragraph , will not be disclosed to any third party or the public without the prior written consent of the other party, which consent will not be unreasonably withheld.

12.2

The consent required by paragraph  will not apply to a disclosure:

(a)

to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(b)

to any third party to whom the disclosing party contemplates a transfer of all or any part of its interest in this Agreement;

(c)

to a governmental agency or to the public which such party believes in good faith is required by pertinent laws or regulation or the rules of any applicable stock exchange;

(d)

to an investment dealer, broker, bank or similar financial institution, in confidence if required as part of a due diligence investigation by such financial institution in connection with a financing required by such party or its shareholders or affiliates to meet, in part, its obligations under this Agreement; or

(e)

in a prospectus or other offering document pursuant to which such party proposes to raise financing to meet, in part, its obligations under this Agreement.

13.

DEFAULT AND TERMINATION

13.1

Subject to section , if at any time during the Payment Period, a party is in default of any requirement of this Agreement or is in breach of any provision contained in this Agreement, the party affected by the default (the "Non-Defaulting Party") may terminate this Agreement by giving written notice of termination to the other party but only if:

(a)

it will have given to the other party written notice of the particular failure, default, or breach on the part of the other party; and

(b)

the other party has not, within 30 days following delivery of such written notice of default, cured such default or commenced to cure such default, it being agreed by each party that should it so commence to cure any default it will prosecute such cure to completion without undue delay.

13.2

Notwithstanding any termination of this Agreement, the Purchaser will remain liable for those obligations specified in Sections ,  and  and the Vendor will remain liable for its obligations under Subsection  and Sections  and .

14.

INDEPENDENT ACTIVITIES

14.1

Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have any obligation to any other party as to:

(a)

any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Property at any time; and

(b)

the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Property.

15.

RIGHT OF FIRST REFUSAL

15.1

The Vendor grants to the Purchaser a right of first refusal in regards to any proposed joint ventures or sales, contracts or licenses in regards to the operation or disposition of the Property, for no additional consideration, which shall include the event that the Vendor receives an offer from a third party, or the Vendor seeks to otherwise deal with its interest in the Property

16.

INDEMNITY

16.1

The Vendor covenants and agrees with the Purchaser (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Purchaser against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by the Purchaser, directly or indirectly, by reason of or arising out of any warranties or representations on the part of the Vendor herein being untrue or arising out of work done by the Vendor on or with respect to the Property.

16.2

The Purchaser covenants and agrees with the Vendor (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Vendor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Purchaser herein being untrue or arising out of the Purchaser and its duly authorized representatives accessing the Property.

17.

GOVERNING LAW

17.1

This Agreement will be construed and in all respects governed by the laws of the State of Nevada.

18.

NOTICES

18.1

All notices, payments and other required communications and deliveries to the parties hereto will be in writing, and will be addressed to the parties as follows or at such other address as the parties may specify from time to time:

(a)

to the Vendor:

GENERAL METALS CORPORATION, a company having an address at 615 Sierra Rose Drive, Suite 1, Reno NV , 89511 and:

(b)

to the Purchaser:

SUNERGY INC., a company having an address at 8711 E. Paraiso Dr. Scottsdale, AZ  85255

Notices must be delivered, sent by telex, telegram, telecopier or mailed by pre-paid post and addressed to the party to which notice is to be given. If notice is sent by telex, telegram or telecopier or is delivered, it will be deemed to have been given and received at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received five business days following the date of the mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by telex, telegram or telecopier or will be delivered.

18.2

Either party hereto at any time or from time to time notify the other party in writing of a change of address and the new address to which a notice will be given thereafter until further change.

19.

ASSIGNMENT

19.1

Each party has the right to assign all or any part of its interest in the Property and this Agreement.  It shall be a condition to any such assignment that the assignee of the interest being transferred agrees in writing to be bound by the terms of this Agreement, as if it had been an original party hereto.

20.

ARBITRATION

20.1

If there is any disagreement, dispute or controversy (hereinafter collectively called a "dispute") between the parties with respect to any matter arising under this Agreement or the construction hereof, then the dispute shall be determined by arbitration in accordance with the following procedures:

(a)

the parties to the dispute shall appoint a single mutually acceptable arbitrator. If the parties cannot agree upon a single arbitrator, then the party on one side of the dispute shall name an arbitrator, and give notice thereof to the party on the other side of the dispute;

(b)

the party on the other side of the dispute shall within 14 days of the receipt of notice,  name an arbitrator; and

(c)

the two arbitrators so named shall, within seven days of the naming of the later of them, name a third arbitrator. If the party on either side of the dispute fails to name its arbitrator within the allotted time, then the arbitrator named may make a determination of the dispute. Except as expressly provided in this paragraph, the arbitration shall be in accordance with the Commercial Arbitration Act (British Columbia) and conducted in Vancouver BC. The decision shall be made within 30 days following the naming of the latest of them, shall be based exclusively on the advancement of exploration, development and production work on the Property and not on the financial circumstances of the parties, and shall be conclusive and binding upon the parties. The costs of arbitration shall be borne equally by the parties to the dispute unless otherwise determined by the arbitrator(s) in the award.

21.

ENTIRE AGREEMENT

21.1

This Agreement constitutes the entire agreement between the Vendor and the Purchaser and will supersede and replace any other agreement or arrangement, whether oral or in writing, previously existing between the parties with respect to the subject matter of this Agreement.

22.

CONSENT OR WAIVER

22.1

No consent or waiver, express or implied, by either party hereto in respect of any breach or default by the other party in the performance by such other party of its obligations under this Agreement will be deemed or construed to be consent to or waiver or any other breach or default.

23.

FURTHER ASSURANCES

23.1

The parties will promptly execute, or cause to be executed, all bills of sale, transfers, documents, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent and purpose of this Agreement or to record wherever appropriate the respective interests from time to time of the parties hereto in and to the Property.

24.

SEVERABILITY

24.1

If any provision of this Agreement is or will become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions will be severable from the remainder of this Agreement and will not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

25.

ENUREMENT

25.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

26.

AMENDMENTS

26.1

This Agreement may only be amended in writing with the mutual consent of all parties.

27.

COUNTERPARTS

27.1

This Agreement may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had signed the same document. All counterparts will be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the 31st day of October, 2008

SUNERGY INC.

Per:

   /s/ Joseph B. Guerrero

Authorized Signatory

GENERAL METALS CORPORATION

Per:

   /s/ Stephen Parent

Authorized Signatory

SCHEDULE "A"

Nyinahin Mining Concession

Northwest Resources Limited (Northwest) on April 18th 2006, entered into a Purchase Agreement to sell its 100% interest in the Nyinahin mineral Licence LVB 8936/05 and Land Registry No. 1535/2005 to MIKITE GOLD RESOURCES LIMITED (Mikite). The reconnaissance licence was converted into a two-year renewable Prospecting Licence (LVB 3857/08) on the 24th day of January 2008 by the Minister of Lands, Forestry and Mines.

The 150 square kilometer Nyinahin mining concession is located between two geological gold belts, the Bibiani Belt to the west and the Asankrangwa to the east. The property shares borders with several major mining companies, including Newmont Mining, Napoli Gold and Dunkwa Continental Goldfields.

About 80% of the Nyinahin Concession lies to the west of the Offin River within the Ashanti Region of Ghana The property is accessed via the main Kumasi-Bibiani trunk road and is located 48km southwest of Kumsasi and 20km northwest of Bibiani. It falls under the jurisdiction of the Atwima Mponua District Assembly with headquarters at Nyinahin. The area lies within portions of Survey of Ghana 1: 50,000 scale series Topography Maps – Sheets 0603D2 & 0603B4. The concession has the following boundary co-ordinates:

Table 1 - Pillar Co-ordinates

Point Latitude Longitude

P1 6 o 39' 08" 2 o 06' 52"

P2 6 o 39' 08" 2 o 06' 00"

P3 6 o 33' 24" 2 o 06' 00"

P4 6 o 33' 24" 2 o 05' 00"

P5 6 o 32' 38" 2 o 05' 00"

P6 6 o 33' 20" 2 o 01' 10"

P7 6 o 31' 36" 2 o 02' 15"

P8 6 o 30' 45" 2 o 01' 00"

P9 6 o 29' 15" 2 o 01' 00"

P10 6 o 28' 50" 2 o 03' 00"

P11 6 o 29' 50" 2 o 04' 11"

P12 6 o 29' 50" 2 o 09' 34"

P13 6 o 32' 45" 2 o 11' 28"

P14 6 o 32' 48" 2 o 10' 09"

P15 6 o 36' 24" 2 o 10' 09"

P16 6 o 36' 34" 2 o 09' 25"

P17 6 o 37' 43" 2 o 08' 17"

P18 6 o 37' 43" 2 o 08' 02"